INDEPENDENT AUDITORS' REPORT AND CONSENT





The Board of Directors and Shareholders
PLM International, Inc.

Under date of March 15, 2000, we reported on the consolidated balance sheets of PLM International, Inc. and subsidiaries (the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999, which are included in Form 10K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule, Valuation and Qualifying Accounts, in Form 10K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to incorporation by reference in the registration statement (No. 33-379145) on Form S-8 of PLM International, Inc. of our reports dated March 15, 2000, relating to the consolidated balance sheets of PLM International, Inc. as of December 31, 1999, and 1998, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999, and related schedule, which report appears in the December 31, 1999, annual report on Form 10K of PLM International, Inc.

San Francisco, California
March 15, 2000

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
                                                                                                      SCHEDULE II


                                             PLM International, Inc.

                                        Valuation and Qualifying Accounts

                                   Year Ended December 31, 1999, 1998 and 1997
                                            (in thousands of dollars)

                                                                  Additions
                                             Balance at          Charged to                          Balance at
                                            Beginning of          Cost and                            Close of
                                                Year               Expense           Deductions         Year
                                           ----------------    ----------------     --------------  -------------

  Year Ended December 31, 1999
       Allowance for Doubtful Accounts     $        395       $          815        $      (430)    $      780
                                           ======================================================================

  Year Ended December 31, 1998
       Allowance for Doubtful Accounts     $        649       $          114        $      (368)    $      395
                                           ======================================================================

  Year Ended December 31, 1997
       Allowance for Doubtful Accounts     $        512       $          431        $      (294)    $      649
                                           ======================================================================
